SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 19, 2006
(Date of Earliest Event Reported)

Clarient, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

31 Columbia, Aliso Viejo, California	92656
Address of Principal Executive Offices)	(Zip Code)

(888) 443-3310
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ASSET PURCHASE TRANSACTION

On June 20, 2006, Clarient, Inc. (“Clarient”) announced that it has agreed to purchase (the “Acquisition”), substantially all of the assets of Trestle Holdings, Inc. (“Trestle Holdings”) and Trestle Acquisition Corp. (a wholly-owned subsidiary of Trestle Holdings and, together with Trestle Holdings, the “Sellers”). The Acquisition will be completed pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) by and among Clarient, CLRT Acquisition LLC (“CLRT”), a wholly-owned subsidiary of Clarient, and Sellers.

Under the terms of the Purchase Agreement, Clarient will purchase certain assets of Sellers, including high speed scanning technology, virtual systems, related intellectual property, a current product line, inventory, and manufacturing capabilities (the “Assets”), and will assume certain liabilities of Sellers. The purchase price for the assets is approximately $3 million in cash, less the amount of liabilities assumed by Clarient at closing, and is subject to certain potential adjustments pursuant to the Purchase Agreement.

As part of the transaction, Clarient and Trestle Holdings entered into Consulting Agreements pursuant to which Trestle Holdings, through certain of its employees, will provide technology planning and development services to Clarient and CLRT prior to the completion of the Acquisition. Amounts paid by Clarient to Trestle Holdings for services under the Consulting Agreements will be deducted from the purchase price payable by Clarient in the Acquisition.

In connection with the execution of the Purchase Agreement and to provide Trestle Holdings with additional working capital pending completion of the Acquisition, Clarient entered into a Second Loan and Security Agreement (the “Loan Agreement”) with Sellers pursuant to which Clarient loaned $250,000 to Trestle Holdings and agreed to, from time to time prior to the closing of the Acquisition and upon conditions contained in the Loan Agreement, loan up to an additional $250,000 to Trestle Holdings. Clarient had previously loaned Trestle Holdings $250,000 in connection with certain strategic discussions between the parties. These loans bear interest at the annual rate of 8% and are secured by a lien on certain collateral of Sellers, including accounts receivable, inventory, software and intellectual property. At the completion of the Acquisition, these loans will be canceled and all unpaid principal and accrued interest will be offset against the purchase price payable by Clarient to Trestle for the Acquisition or, if the Acquisition has not yet been completed, will mature on the earliest of (i) September 30, 2006 or such date as may be extended under the Purchase Agreement, (ii) an “extraordinary corporate transaction” (which consists of certain significant transactions involving the assets or securities of Trestle Holdings), (iii) the date of acceleration of the loan following an event of default, or (iv) upon termination of the Purchase Agreement under certain circumstances.

The completion of the Acquisition is subject to the approval of Trestle Holdings’ stockholders and other customary closing conditions.

The Purchase Agreement and Second Loan Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The representations and warranties contained in the Purchase Agreement are made for the purposes of allocation of risk and as conditions to closing, may be subject to exceptions in the disclosure letter provided in accordance with the Purchase Agreement, are not necessarily accurate or complete as made and should not be relied upon by any of our stockholders or potential investors. A copy of the press release announcing the transaction as issued by Clarient on June 20, 2006 is attached as Exhibit 99.1 to this filing. The foregoing description is qualified in its entirety by reference to the full text of Exhibits 10.1 and 10.2.

FINANCING COMMITMENT

Clarient also announced that it accepted a commitment letter from Safeguard Scientifics, Inc. (“Safeguard”), its principal stockholder, to provide capital to Clarient as a back-up source to help fund the purchase price to be paid in the Trestle transaction. Pursuant to the commitment letter, Safeguard has agreed, if requested by Clarient, to purchase $3 million of Clarient common stock for a purchase price equal to a 15% discount from the 10-day trailing average closing share price of Clarient’s common stock immediately prior to the closing of the Clarient/Trestle transaction or $1.50 per share, whichever is lower. In the event Clarient requests that Safeguard purchase these shares, Clarient would also issue to

Safeguard warrants to purchase an additional 15% of the number of shares of common stock purchased by Safeguard (which warrants would have an exercise price representing a 15% premium to the 10-day trailing average closing share price of Clarient’s common stock immediately prior to the closing of the Clarient/Trestle transaction). Additionally, in connection with Clarient’s acceptance of the commitment letter, Clarient paid Safeguard a facility fee of $15,000 in cash plus a warrant to purchase 50,000 shares of common stock at a purchase price equal to the 10-day trailing average closing share price of Clarient’s common stock immediately prior to June 19, 2006.

A copy of the commitment letter is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description is qualified in its entirety by reference to the full text of Exhibit 10.3.

ITEM 8.01.             OTHER EVENTS.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Trestle Holdings has agreed to file a proxy statement in connection with the proposed Acquisition, which will be mailed to the stockholders of Trestle Holdings. Investors and stockholders of Trestle Holdings are urged to read carefully the proxy statement and other relevant materials when they become available because they will contain important information about the Acquisition and Trestle Holdings. Interested persons, including security holders of Trestle Holdings or Clarient, may obtain free copies of these documents (when they are available) and other documents filed by Trestle Holdings with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, security holders of Trestle Holdings may obtain free copies of the documents filed with the SEC by Trestle Holdings by going to Trestle Holdings’ corporate website at www.trestlecorp.com or by contacting: Investor Relations, Trestle Holdings, Inc., 199 Technology Drive, Suite 105, Irvine, California, 92618.

Trestle Holdings and its officers and directors may be deemed to be participants in the solicitation of proxies from Trestle Holdings’ stockholders with respect to the transactions contemplated by the Purchase Agreement. A description of any interests that Trestle Holdings’ officers and directors have in the Acquisition will be available in the proxy statement. Likewise, Clarient and its officers and directors may be deemed to be participants in the solicitation of proxies from Trestle Holdings’ stockholders in favor of the approval of the Acquisition. Information concerning Clarient’s directors and executive officers is set forth in Clarient’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on May 4, 2006. This document is available free of charge at the SEC’s web site at www.sec.gov or by going to Clarient’s corporate website at www.clarientinc.com.

The statements herein regarding Clarient, Inc. contain forward-looking statements that involve risks and uncertainty. Future events and the Clarient’s actual results could differ materially from the results reflected in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: the fact that there are numerous conditions precedent to the parties’ obligations to consummate the Acquisition, (including the condition that the transaction must be approved by Trestle’s stockholders) and the Acquisition may not be consummated if such conditions are not satisfied or waived or for other reasons; Clarient’s ability to obtain additional financing on acceptable terms or at all (including financing to fund the Acquisition from Safeguard or another source); Clarient’s ability to  successfully integrate Trestle’s business with its own business if the transaction is completed; Clarient’s ability to develop and expand its instrument systems business and its diagnostic laboratory services business; Clarient’s ability to successfully move and consolidate Clarient’s two operating facilities into one new facility; the performance and acceptance of Clarient’s system in the market place, the success of Clarient’s development and distribution arrangement with Dako; Clarient’s ability to expand and maintain a successful sales and marketing organization; continuation of favorable third party payer reimbursement for tests performed using the Clarient’s system; unanticipated expenses or liabilities or other adverse events affecting cash flow; uncertainty of success in developing any new software applications; failure to obtain FDA clearance or approval for particular applications; Clarient’s ability to compete with other technologies and with emerging competitors in cell imaging and dependence on third parties for collaboration in developing new tests and in distributing Clarient’s systems and tests performed on the system; and risks detailed from time to time in Clarient’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Recent experience with respect to instrument placements, new contracts for placements, revenues and results of operations may not be indicative of future results for the reasons set forth above.

Clarient does not assume any obligation to update any forward-looking statements or other information contained in this document.

 ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

10.1                           Asset Purchase Agreement, dated June 19, 2006, by and among Clarient, Inc., CLRT Acquisition, LLC, Trestle Holdings Inc. and Trestle Acquisition Corp.

10.2                           Second Loan Agreement, dated June 19, 2006 by and among Clarient, Inc. Trestle Holdings Inc. and Trestle Acquisition Corp.

10.3                           Commitment Letter from Safeguard Scientifics, Inc. dated as of June 19, 2006.

99.1         Press Release issued by Clarient dated June 20, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: June 20, 2006	By:	/s/ Ronald Andrews
Name: Ronald Andrews
Title: Chief Executive Officer